                                                                     EX-4.3

                            BIG FOOT FINANCIAL CORP.
              INCORPORATED UNDER THE LAWS OF THE STATE OF ILLINOIS


THIS CERTIFIES THAT


is the owner of


                     FULLY PAID AND NONASSESSABLE SHARES OF
                   COMMON STOCK, $.01 PAR VALUE PER SHARE, OF

                            BIG FOOT FINANCIAL CORP.

(the "Corporation"), a corporation formed under the laws of the State of Illinois. The shares represented by this certificate are transferable only on the stock transfer books of the Corporation by the holder of record hereof, or by his duly authorized attorney or legal representative, upon the surrender of this certificate properly endorsed. This certificate is not valid until countersigned and registered by the Corporation's transfer agent and registrar. The shares represented by this certificate are not insured by the Federal Deposit Insurance Corporation or any other government agency.

     IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed by the facsimile signature of its duly authorized officers and has caused a facsimile of its corporate seal to be hereunto affixed.



Dated:


By:                                    By:


      Secretary                                 President

                            BIG FOOT FINANCIAL CORP.

     The shares represented by this certificate are issued subject to all the provisions of the Articles of Incorporation and Bylaws of Big Foot Financial Corp. (the "Corporation"), as from time to time amended (copies of which are on file at the principal office of the Corporation), to all of which the holder by acceptance hereof assents. The following description constitutes a summary of certain provisions of, and is qualified in its entirety by reference to, the Articles of Incorporation.

     The Articles of Incorporation of the Corporation contain certain provisions, applicable upon the effective date of the conversion of Fairfield Savings Bank, F.S.B. (the "Bank") from a federally chartered mutual savings bank to a federally chartered stock savings bank under the name Fairfield Savings Bank, F.S.B. and the concurrent acquisition by the Corporation of all of the outstanding capital stock of the Bank, that restrict persons from directly or indirectly acquiring or holding, or attempting to acquire or hold, the beneficial ownership of in excess of 10% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors ("Voting Stock"). The Articles of Incorporation provide that if shares of Common Stock are beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the Voting Stock of the Corporation, the number of shares in excess of 10%, shall automatically, and without any action on the part of the holder thereof, be converted into shares of Excess Common Stock of the Corporation. Shares of Excess Common Stock are identical to shares of Common Stock except that they are limited to one one-hundredth (1/100) of one vote per share. In addition, the Corporation is authorized to refuse to recognize a transfer or attempted transfer of any shares of Voting Stock to any person who beneficially owns, or who the Corporation believes would become by virtue of such transfer the beneficial owner of, in excess of 10% of the Voting Stock. These restrictions are not applicable to underwriters in connection with a public offering of the common stock, certain reorganization transactions described in the Articles of Incorporation or to acquisitions of Voting Stock by the Corporation, any majority-owned subsidiary of the Corporation or any pension, profit-sharing, stock bonus or other compensation plan maintained by the Corporation or by a member of a controlled group of corporations or trades or businesses of which the Corporation is a member for the benefit of the employees of the Corporation and for any subsidiary, or any trust or custodial arrangement established in connection with any such plan.

     The Articles of Incorporation of the Corporation contain provisions providing that the affirmative vote of the holders of at least 80% of the Voting Stock of the Corporation may be required to approve certain business combinations and other transactions with persons who directly or indirectly acquire or hold the beneficial ownership of in excess of 10% of the Voting Stock of the Corporation.

     The Corporation will furnish to any shareholder upon written request and without charge, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Such request may be made to the Corporation or to its transfer agent and registrar.

                                 --------------

     The following abbreviations when used in the inscription on the face of this certificate shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenants in common
TEN ENT  -  as tenants by the entireties
JT TEN   -  as joint tenants with right of survivorship and
            not as tenants in common

UNIF GIFT MIN ACT...................Custodian...................................
                      (Cust)                              (Minor)
under Uniform Gifts to Minors Act...............................................
                                                   (State)

     Additional abbreviations may also be used though not in the above list

     For value received, ________________________________________ hereby sell, assign and transfer unto ___________________________________ shares of Common Stock evidenced by this Certificate, and do hereby irrevocably constitute and appoint ___________________________________ as Attorney, to transfer the said shares on the books of the herein named Corporation, with full power of substitution.

Date:______________       ______________________________________________________
                          Signature

                          ______________________________________________________
                          Signature

                          NOTICE: The signature to this assignment must
                                  correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement, or any change whatsoever.

                                  -------------

                                   RESTRICTION
                    [Note: to be used only on certain shares]

     The shares, or any interest therein, represented by this certificate may not be sold or otherwise disposed of, directly or indirectly, by the registered holder hereof for a period of one year from the date of issuance hereof, except in the event of the death or judicial declaration of incompetency of the registered holder.